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                                                                    EXHIBIT 23.6

                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

         We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the Board of Directors of Centura Banks, Inc., included as Appendix D to the Joint Proxy Statement-Prospectus that is a part of this Registration Statement, and to the references to such letter and to our firm in such Joint Proxy Statement-Prospectus. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             /s/ KEEFE, BRUYETTE & WOODS, INC.

                                             KEEFE, BRUYETTE & WOODS, INC.

New York, New York
Date:  December 6, 1999